Exhibit 10.4.1
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1 contract id code Page 1 of 1 2. AMENDMENT/MODIFICATION NO.I3. EFFECTIVE DATE U. REQUISITION/PURCHASE REQ. NO. 5. PROJECT NO. (If applicable) 0009 01/04/2010 6. ISSUED BY CODE 00001 7. ADMINISTERED BY (If other than Item 6) CODE! No Invoice Information 445 12th St., SW, Washington, DC 20554 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code) 9A- AMENDMENT OF SOLICITATION NO. Neustar, Inc. 9B. DATED (SEE ITEM 11) 46000 Center Oak Plaza _ Sterling, VA 20166 (X) 10A’ MODIFICATION OF CONTRACT/ORDER NO. CON07000005 (X) 10B. DATED (SEE ITEM 13) COPE * I FACILITY COPE 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS I The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A THS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: D. OTHER (Specify type of modification and authority) LJ FAR 1.6 “Authority of the Contracting Officer” E. IMPORTANT: Contractor X is not, [ is required to sign this document and return copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Numbers 9 and 10. COP #9 serves to address changes to the Thousand-Block Pooling Administration Guidelines for breaking up the dedicated customer code into blocks when service provide submits a Part 4 for a dedicated customer. COP # 9 is accepted as submitted at a price of $4,441.00. COP # 10 serves to address enhancements to the Pooling Administration System (PAS) to allow the SP/SPC users to submit a single modification request for multiple blocks from one code and to allow users to submit a single block transfer request for multiple blocks from one code. COP #10 is accepted as submitted at a price of $16,0004.00. Copies of the two (2) COPs are attached. Funding will be via NANP and will paid by FCC Billing & Collection Agent, Welch, LLP. All other terms and conditio ns remain the same. Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNERfType or print) 16A>NAMEAND TITLE OF CONTACTING OFFICER (Type or print) XJoyceTerrv-Butler / A 15B. CONTRACTOR/OFFEROR 15C. DATE SIGNED »i6B. UnitoLSratWs ofAmeric/ J? (/7 16C DATE SIGNED (Signature of person authorized to sign) / (Signature ofContracting Offhe)o 01/04/2010 PREWot?S0EDITO8N070 ISTANDARD FORM 30 (REV. 10-83) UNUSABLE Prescribed by GSA FAR (48 CFR) 53 243

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1 contract id code Page 1 of 1 2. AMENDMENT/MODIFICATION NO.I3. EFFECTIVE DATE U. REQUISITION/PURCHASE REQ. NO. 5. PROJECT NO. (If applicable) 0009 01/04/2010 6. ISSUED BY CODE 00001 7. ADMINISTERED BY (If other than Item 6) CODE! No Invoice Information 445 12th St., SW, Washington, DC 20554 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code) 9A- AMENDMENT OF SOLICITATION NO. Neustar, Inc. 9B. DATED (SEE ITEM 11) 46000 Center Oak Plaza _ Sterling, VA 20166 (X) 10A’ MODIFICATION OF CONTRACT/ORDER NO. CON07000005 (X) 10B. DATED (SEE ITEM 13) COPE * I FACILITY COPE 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS I The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A THS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: D. OTHER (Specify type of modification and authority) LJ FAR 1.6 “Authority of the Contracting Officer” E. IMPORTANT: Contractor X is not, [ is required to sign this document and return copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Numbers 9 and 10. COP #9 serves to address changes to the Thousand-Block Pooling Administration Guidelines for breaking up the dedicated customer code into blocks when service provide submits a Part 4 for a dedicated customer. COP # 9 is accepted as submitted at a price of $4,441.00. COP # 10 serves to address enhancements to the Pooling Administration System (PAS) to allow the SP/SPC users to submit a single modification request for multiple blocks from one code and to allow users to submit a single block transfer request for multiple blocks from one code. COP #10 is accepted as submitted at a price of $16,0004.00. Copies of the two (2) COPs are attached. Funding will be via NANP and will paid by FCC Billing & Collection Agent, Welch, LLP. All other terms and conditio ns remain the same. Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNERfType or print) 16A>NAMEAND TITLE OF CONTACTING OFFICER (Type or print) XJoyceTerrv-Butler / A 15B. CONTRACTOR/OFFEROR 15C. DATE SIGNED »i6B. UnitoLSratWs ofAmeric/ J? (/7 16C DATE SIGNED (Signature of person authorized to sign) / (Signature ofContracting Offhe)o 01/04/2010 PREWot?S0EDITO8N070 ISTANDARD FORM 30 (REV. 10-83) UNUSABLE Prescribed by GSA FAR (48 CFR) 53 243

NANP Administration Services
Scope of Work Change Proposal #18
INC Issue 611: Augmenting the NRUF Verification
Procedures
Date

NeuStar, Inc.	46000 Center Oak Plaza
Sterling, VA 20166

NANPA — Scope of Work Change #18 Proposal — INC Issue 611
Table of Contents

1 Introduction	1
1.1 Purpose and Scope	1
1.2 Modification of Guidelines	1
2 Proposed Industry Numbering Committee (INC) Scope of Work Change	2
3 NeuStar’s Proposed Solution	4
4 Assumptions and Risks	5
5 Cost Assumptions and Summary	6
6 Conclusion	7

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s contract1 and our constant effort to provide the best support and value to both the Federal Communications Commission (FCC) and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA), hereby submits this scope of work change to the FCC for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and per requirements as outlined in NANP Administrator Solicitation SOL03000001, Section H.9, Item 5, which states the following:
“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”
1.2 Modification of Guidelines
Pursuant to NeuStar’s contact, the NANPA shall participate in the development and modification of guidelines and procedures, which may affect the performance of the NANPA functions. These changes may be derived from regulatory directives and/or modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The NANPA shall adopt and implement any changes that are consistent with regulatory directives after they are officially adopted, recognizing that some may constitute a change in the scope of work.
When the Industry Numbering Committee (INC) places any changes to its guidelines in initial closure, the NANPA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the North American Numbering Council (NANC) and the FCC within 30 days.2
This document provides detailed information pertaining to the proposed INC requirement that went into initial closure on February 13, 2009. This change order document covers the required subject matters such as explaining the industry’s requirements, proposed solution, costs and risk and assumptions.

[1]	Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003.

[2]	NANPA Technical Requirements Document, March 2003, Section 2.10, Modification of Guidelines.

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
2 Proposed Industry Numbering Committee (INC) Scope of Work Change
Issue 611 was resolved on February 3, 2009 and went into initial closure on February 13, 2009. This issue affects the NANP Administration System (“NAS”).
•	Issue 611: Augmenting the NRUF Verification Procedures
The official INC issue statement is stated below and can also be found on the ATIS website:
A)	ISSUE STATEMENT

There seems to be a need to augment the verification procedures that are currently outlined in Section 5.9 of the NRUF Guidelines employed by NANPA while identifying “...any significant inconsistencies or anomalies in a carrier’s data...”

There are no provisions in the NRUF Guidelines for identifying any blocks assigned to a given carrier where that carrier is not also the code holder.

The NRUF Guidelines should be modified to improve the verification procedures when a code/block is marked as Donated or Intermediate on an SP’s NRUF report.

B)	FOLLOWING RESOLUTION FROM INC
5.0	NANPA RESPONSIBILITIES

5.1	The NANPA is the single point of contact for collection of forecast and utilization data.

5.2	NRUF submission reminders shall be sent out to SPs so that data can be received by the NANPA by February 1 and August 1 of each year. The NRUF submission reminders should be sent out at least two months prior to the submission dates.

5.3	The NANPA must maintain an updated contact list of the specific individuals who supply and are responsible for NRUF data.

5.4	The NANPA will request from non-US NANP nations administering CO codes the aggregated NRUF data within the same timeframe. This aggregated data will be processed with the US results to obtain a complete picture of the status of the NANP.

5.5	The NANPA shall process all the data obtained from the semi-annual submissions within sixty days of the submission date.

5.6	The NANPA shall be available to answer questions pertaining to any aspect of the NRUF Report process, forms, instructions, data assumptions, etc.

5.7	The NANPA compiles, examines, and analyzes the forecast and utilization data submitted by reporting ~~carriers~~ SP’s to carry out its NANP management responsibilities, which

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
include tracking and reporting on number utilization throughout the United States combined with non-US NANP nation data, and projecting the life of individual NPAs as well as the NANP. The NANPA shall project NPA exhaust dates for all NPAs using data collected semi-annually.

5.8	The NANPA shall use PA and NANPA data to examine each SP’s NRUF utilization data to ensure that utilization is reported for all allocated codes (NXXs) and thousands-blocks (NXX-Xs) associated with the SP’s OCN. This includes all blocks assigned to the SP’s OCN regardless of whether the SP is the code holder/LERG Assignee or not. The NANPA shall also compare blocks identified as “donated” on the NRUF with block data from the PA to determine if a donated block is -assigned to, or retained by, the donating OCN.

~~5.8~~ 5.9	If an NRUF Report is not received from a given SP, the NANPA and PA have the authority to deny future numbering requests from that delinquent SP until a current NRUF Report has been submitted.

~~5.9~~ 5.10	If the NANPA identifies any significant inconsistencies or anomalies in an ~~carrier’s~~ SP’s data, the NANPA shall inform the submitting ~~carrier~~SP of its findings, after which the ~~carrier~~ SP shall have five days to explain the inconsistencies or anomalies, or to resubmit the data. If, after the discussions with an SP ~~carrier~~, the NANPA preliminarily concludes that the SP’s ~~carrier’s~~ data is insufficient, then the NANPA shall report that preliminary conclusion to the commission in the state where the SP ~~carrier~~ is providing service, and to the FCC’s Wireline Competition Bureau (formerly the Common Carrier Bureau). The NANPA shall assign no additional resources to that SP ~~carrier~~ until the appropriate state commission has resolved all questions regarding the inconsistency or anomaly.

~~5.10~~ 5.11	The NANPA shall provide to a state commission, upon request, a single report containing disaggregated data reported by SP’s ~~carrier~~s operating in its state.[3]

6.0	SERVICE PROVIDER RESPONSIBILITIES

6.3.1	Regardless of a code/block effective date, SPs ~~must~~ shall report utilization information on all assigned CO Code and thousands-block resources as of December 31 for the February 1 submission and report utilization information on all assigned CO Code and thousands-block resources as of June 30 for the August 1 submission cycles. LERG Assignees shall report on all ten blocks within a CO Code regardless of whether a block is assigned to, or not retained by, the reporting SP. SPs are not responsible for reporting utilization on resources that have been returned to a Numbering Administrator as long as the SP is in receipt of the Part 3 by December 31 for the February 1 submission and by June 30 for the August 1 submission. If the SP’s request was suspended on the Part 3, the SP is not expected to report utilization.

Utilization calculated using NRUF data is distinct from that reported on Months To Exhaust worksheets submitted to NANPA or the PA to qualify for codes or blocks.

[3]	FCC 00-429, ¶ 118

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
3 NeuStar’s Proposed Solution
INC Issue 611 requires NANPA to compare thousand-block (NPA-NXX-X) assignment data obtained from the Pooling Administrator (PA) with the utilization data collected from service providers during the semi-annual Number Resource Utilization and Forecast (NRUF) reporting process. Through this comparison, NANPA is to identify the assigned thousand-blocks for which no utilization data was provided and contact the service provider to which the block is assigned to request that it submit appropriate utilization information. NANPA is to also identify those instances where a service provider indicates on their NRUF submission that a thousand-block was donated to the PA but the PA block assignment data shows the block is assigned to the service provider.
Solution:
To implement INC Issue 611, NANPA will follow the process presently used to identify central office codes in which no utilization data was reported. NANPA will obtain thousand-block assignment data from the PA as of the end of each reporting cycle (June 30 and December 31 of each year) and upload this information in the NANP Administration System (NAS). The data obtained from the PA will include, at a minimum, NPA-NXX-X and associated Operating Company Number (OCN).
NAS will compare the PA assignment information with the NRUF data to identify those thousand-blocks in which no utilization data was provided.
For those thousands-blocks in which no utilization data is submitted, yet the service provider to which the block is assign did submit utilization data for other assigned resources, NAS will generate an email notification, informing the service provider of the missing utilization. This email notification will be sent to the contact identified on the company information page of the NRUF Form 502. The email will identify the specific blocks that no utilization was provided and direct the service provider to submit this data. To avoid the service provider receiving separate emails about missing utilization on assigned thousand-blocks and central office codes, NAS will be modified to send a single email concerning missing utilization on both assigned thousand-blocks and codes.
For those assigned blocks for which no utilization was submitted, and the service provider (identified by the OCN) did not file any utilization or forecast data via the NRUF reporting process, NAS will generate an email notification to be sent to those active NAS registered users that have the OCN of the assigned blocks in their NAS profile, informing the recipient of the missing utilization. To avoid the service provider receiving separate emails about missing utilization on assigned thousand-blocks and central office codes, NAS will be modified to send a single email concerning missing utilization on both assigned thousand-blocks and codes. If no active NAS registered users can be found, NAS will create an internal report to be used by NANPA to assist in identifying and contacting other possible individuals associated with the service provider that failed to submit the utilization data for the blocks and codes in question.
New queries will be needed in NAS. NAS presently has a query available to service providers (on an OCN basis), state regulators (on an NPA basis) and the FCC that identifies the missing utilization on assigned central office codes. NAS will be modified to provide a similar query for

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
missing thousand-blocks. In addition, a third query will be created that provides a combined missing utilization report, which contains both thousand-blocks and central office codes in a single report.
The NRUF database provided by NANPA to the states as well as the separate database provided to the FCC will be modified to include a missing utilization for thousand-blocks as well as for central office codes. Further, a combined missing utilization report will also be included with each database.
INC Issue 611 also requires NANPA to identify those instances where a service provider indicates on their NRUF submission that a thousand-block was donated to the PA but the PA block assignment data shows the block is assigned to the service provider. As such, a new NAS query will be implemented that identifies the specific NPA-NXX-X marked as ‘donated’ on the NRUF submission but is shown as assigned in the PA assignment data to the same OCN that indicated the block was donated. This query will be available to service providers (on an OCN basis), state regulators (on an NPA basis) and the FCC.
4 Assumptions and Risks
As part of the NANPA’s assessment of this change order, NANPA is required to identify the associated assumptions and risks that can have an impact on its operations.
Assumptions:
•	The PA will provide a file containing all thousand-block assignments and associated OCN as of June 30 and December 31 of each year.

•	NANPA will not be responsible for researching or resolving issues pertaining to the accuracy or completeness of the thousand-block assignment data provided by the PA. Service providers will direct their questions concerning the block assignment data to the PA.

•	Once implemented, the capability in NAS to identify missing thousand-block utilization data will be available for all future NRUF submission cycles. This capability will not be available for previous, completed NRUF reporting periods (i.e., the capability will not be retroactive).

•	NAS will not send a notification to the service provider in those instances where the service provider reports a thousand-block as ‘donated’ but the PA assignment data shows the block assigned to that service provider. Service providers will use the new NAS query to identify these instances and work with the PA to resolve the inconsistency.

•	The identification of missing block utilization pertains only to geographic area codes. Non-geographic NPAs (e.g., 500 and 900 NXX codes) are not impacted by INC Issue 611. Service providers report utilization at the central office code level, not the block level, for non-geographic resources.

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
Risks:
•	Since the inception of the NRUF reporting process, NANPA has checked for codes in which no utilization was provided and attempted to contact the appropriate service provider. Procedures have been developed to contact the service provider, identify the missing utilization and allow the service provider to make appropriate revisions to their submitted utilization data within 45 days after the NRUF submission deadline.[4] With the quantity of assigned blocks[5] and the potential for a large number of blocks in which no utilization is reported, NANPA’s ability to contact and receive a response from all the service providers missing utilization on thousand-blocks and codes within the current time frames may prove difficult to achieve.

•	NANPA provides a database of utilization and forecast information to the states for their respective NPA codes. As noted above, NANPA uses the time following the submission deadline to contact service providers whose NRUF data is missing utilization with the goal of getting service providers to correct the utilization data prior to NANPA creating and distributing the databases. Delivery of the state databases may be delayed as the potential exists for NANPA to need more time to contact service providers concerning missing code and block information and for those service providers to respond.

•	Implementation of the new missing utilization for thousands-blocks will require additional education effort by NANPA to ensure service providers and regulators understand the new information, how it was derived and where to address data inconsistencies.

•	NANPA is directly responsible for central office code assignments and the collection, analysis and report of utilization and forecast data submitted via the NRUF process. With this new reporting capability, and NANPA sending email notifications concerning thousand-block assignment information, there may be the tendency for service providers and regulators to direct questions concerning thousand-block assignment, retention, and reclamation to NANPA. As such, NANPA may spend considerable time, at least initially when the new capability is introduced, in responding to or re-directing inquiries about block assignment data.
5 Cost Assumptions and Summary
The proposed solution for implementation of INC Issue 611 requires changes in NAS in order for the system to identify missing thousand-block utilization and notify service providers that fail to submit utilization for assigned blocks. Further, a new reporting mechanism is required to identify when a service provider reports via its NRUF submission that a specific thousand-block as been donated but the PA shows the block as assigned to that service provider. NANPA has determined that the cost associated with implementing this change in NAS is $29,806.59.

[4]	This time interval applies when the service provider filed an NRUF submission but failed to include the utilization for all their assigned resources. NANPA takes 90 days after the submission deadline to attempt to contact those service providers that did not file an NRUF submission at all.

[5]	At year-end 2008, there were nearly 230,000 assigned thousand-blocks and over 140,000 assigned central office codes.

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NANPA — Scope of Work Change #18 Proposal — INC Issue 611
It should be noted that implementation of this change order may be impacted by the competitive solicitation for NANPA services that is expected in the first half of 2009. The current NANPA contact ends July 8, 2009. Based upon the outcome of the competitive re-bid, other system requirements may take precedent over the implementation of this change order and thus may significantly delay the implementation of INC Issue 611.
6 Conclusion
NeuStar, as the NANPA, hereby seeks the FCC’s approval for this Scope of Work Change. Upon approval by the FCC, NANPA will notify the industry that it is accommodating this Scope of Work change order.

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